Draft Dated 6/20/97


                               CONTRACT OF SALE

     THIS CONTRACT OF SALE (this "Contract") is made and entered into by and between ANGELES INCOME PROPERTIES, LTD. 6, a California limited partnership ("Seller"), and PAUL CALLISTER, or his permitted assigns ("Purchaser").

                                  ARTICLE I.

                             SALE OF THE PROPERTY

     1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller's respective rights, titles and interests in and to all of the following described property (collectively, the "Property"):

          (a) All of Seller's rights, titles and interests in and to that certain tract or parcel of land (the "Land") located in Clark County, Nevada, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the Land (the "Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

          (b) All tangible personal property of any kind (the "Personalty") owned by Seller and attached to or located on the Land or Improvements;

          (c) All of Seller's rights, titles and interests under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land (the "Tenant Leases"), and all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases; and

          (d) All of Seller's rights, titles and interests in and to all service contracts, warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable (the "Contracts").

                                 ARTICLE II.

                                PURCHASE PRICE

     2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be an amount equal to One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00). The Purchase Price shall be payable in cash or Current Funds (defined below) at the Closing (hereinafter defined).
                                 ARTICLE III.

                            EARNEST MONEY DEPOSIT

     3.1 Amount and Timing. Within three (3) business days after the Effective Date (hereinafter defined), Purchaser shall deliver to United Title of Nevada, Inc., located at 3930 Howard Hughes Parkway, Suite 130, Las Vegas, Nevada 89109, Attention: Dorothy Sweet (the "Title Company"), Twenty-Five Thousand Dollars ($25,000.00) (the "Earnest Money Deposit") in cash or Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Earnest Money Deposit with the Title Company as herein provided, this Contract may, at Seller's option, terminate, in which event neither Seller nor Purchaser shall have any further obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.

     3.2 Application and Interest. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Purchaser. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

                                 ARTICLE IV.

                               TITLE AND SURVEY

     4.1 Title Commitment. Not later than ten (10) business days after the Effective Date, Seller shall cause to be furnished to Purchaser, a current ALTA Commitment for Title Insurance for the Land and Improvements (the "Title Commitment") issued by the Title Company. The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (hereinafter defined) to Purchaser in the amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company also shall furnish to Purchaser copies of instruments or documents (the "Exception Documents") that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment.

     4.2 Survey. Seller hereby advises Purchaser that Seller has been unable to locate a copy of a survey of the Land and Improvements. Purchaser may, but shall not be required to, order a survey of the Land and Improvements (the "Survey") and, in such event, Purchaser shall pay the cost to prepare a Survey that is sufficient for Purchaser and the Title Company, and that is certified to Seller (so long as there is no additional charge to certify the Survey to Seller), Purchaser and the Title Company.

     4.3 Review of Title and Survey. Purchaser shall have until ten (10) days after receipt of the last of the Title Commitment, Exception Documents, and Survey in which to notify Seller in writing (the "Title Objection Notice") of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents or on the Survey; provided, that Purchaser shall not object to current real estate taxes and assessments or to easements, restrictions and exceptions affecting the Property which do not adversely affect the value of the Property or its current use by Seller, all of which shall be Permitted Exceptions hereunder. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents or on the Survey, and to which Purchaser does not object within the aforementioned five (5) business day period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Contract, shall be referred to as the "Permitted Exceptions").

     4.4 Objections to Status of Title and Survey. If Purchaser properly objects to any item shown or referred to in the Title Commitment, Exception Documents or Survey within the ten (10) day period set forth in Section 4.3, Seller shall be given until ten (10) days after receipt of the Title Objection Notice to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller's option and sole discretion but without any obligation to do so, any objection to the condition of title raised by Purchaser. If Seller notifies Purchaser that it elects not to cure any such objections, then Purchaser may, at its option exercisable within five (5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except for provisions of this Contract which expressly survive termination of this Contract. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (a), and this Contract shall remain in full force and effect. If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure same by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure same by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive termination of this Contract.

     4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Title Commitment and the Survey which become Permitted Exceptions pursuant to sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments for the year in which Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount not exceeding $50,000.00, provided that (i) Seller causes such liens or encumbrances to be insured or bonded around such that same do not appear as an exception in the Title Policy issued to Purchaser pursuant to the Commitment, and (ii) Seller agrees to indemnify Purchaser from all losses incurred by Purchaser as a result of such liens or encumbrances.

                                  ARTICLE V.

                           INSPECTION BY PURCHASER

     5.1 Inspection Period. Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., Las Vegas, Nevada, time on the forty-fifth (45th) day thereafter (the "Inspection Period") within which to examine the Property and to conduct its feasibility study thereof. The Inspection Period shall be inclusive of the Effective Date. Seller agrees that, during the Inspection Period, Seller will allow Purchaser and Purchaser's agents access to the Property during normal business hours to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use. Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser's entry thereon and investigation thereof to the extent the condition of the Property was affected by or as a result of the actions of Purchaser or its agents, contractors or representatives, (c) Purchaser shall not interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) in the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller a descriptive listing of all tests, reports and inspections conducted by Purchaser with respect to the Property and deliver copies thereof to Seller, (e) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1, (f) Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (g) Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers. Purchaser shall indemnify, defend and hold Seller harmless for, from and against any and all claims, liabilities, causes of action, damages, liens, losses, costs and expenses (including, without limitation, attorneys' fees) incident to, resulting from or in any way arising out of any of Purchaser's and its agents', contractors' or representatives' activities on the Property, including, without limitation, any tests or inspections conducted by Purchaser or its agents, contractors or representatives on the Property. The agreements contained in this Section 5.1 shall survive the Closing and not be merged therein and shall also survive any termination of this Contract.

     5.2 Approval of Inspections. If Purchaser determines at any time prior to the expiration of the Inspection Period, that the Property is not satisfactory to Purchaser, then Purchaser may deliver written notice to Seller within such Inspection Period, given in accordance with the provisions of
Section 13.1 hereof, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, liabilities or obligations hereunder, except for provisions of this Contract which by their terms expressly survive the termination of this Contract. If Purchaser does not timely deliver written notice of termination within such Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser shall be deemed to have approved the condition of the Property and may not thereafter terminate this Contract pursuant to this Section 5.2.

     5.3 Matters to be Delivered by Seller. No later than ten (10) days from the Effective Date, Seller shall deliver to Purchaser the following items (collectively, the "Submission Matters"):

          (a) A current rent roll for the Property, certified by Seller, as being true and correct in all material respects as of the date of such rent roll, subject to qualification with respect to the Tenant Lease with Action Movers as described in Section 5.3(b) below;

          (b) A copy of all Tenant Leases with respect to the Property, including all amendments thereto (except that Seller hereby advises Purchaser that Seller has been unable to locate the amendment to the Tenant Lease with Action Movers, and Seller and Purchaser agree that Seller shall have no obligation to deliver the amendment to such Tenant Lease unless Seller is able to locate same, but Seller will verify the terms of such amendment);

          (c) Copies of any and all service, maintenance, management or other contracts in Seller's possession relating to the ownership and operation of the Property;

          (d) A certificate of fire, hazard, extended coverage, liability and other insurance policies held by Seller with respect to the Property;

          (e) Copies of the most recent real estate and personal property tax statements received by Seller with respect to the Property;

          (f) Any environmental or engineering studies regarding the Property which Seller has in its possession; and

          (g) Unaudited statements of operation showing income and expenses of the Property for the years 1995 and 1996.

                                 ARTICLE VI.

           REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

     6.1 Representations and Warranties of Purchaser. Purchaser and each of the persons executing this Contract on its behalf represents and warrants to Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing for a period of 180 days): (a) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; and (b) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

     6.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing for a period of one hundred eighty (180) days) as follows: (a) Seller is a limited partnership validly existing and duly organized under the laws of the State of California;
(b) Seller has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (c) each of the persons executing this Contract on behalf of Seller is authorized to do so; (d) this Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms; and (e) to Seller's current actual knowledge, except as set forth in the environmental reports and studies delivered or to be delivered to Purchaser, Seller has not received written notice of any material environmental problems currently existing on the Property; provided, however, that Purchaser acknowledges that Seller has no expertise with respect to environmental matters and that Seller make no representations or warranties with respect to any related problems which may have arisen or may arise as a result of the matters set forth in such environmental reports and studies.

     All references in this Contract to the "current actual knowledge" of Seller shall refer only to the then current actual knowledge of the Designated Representative (as hereinafter defined) of Seller and shall not be construed to refer to the knowledge of any other representative, partner, officer, agent or employee of Seller or any affiliate of Seller or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the terms "Designated Employee" shall refer to Kenneth A. Cobler.

     6.3 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SPECIFIED IN THIS CONTRACT OR THE DEED TO BE DELIVERED AT CLOSING, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING, (a) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (b) THE EXISTENCE, NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT TO POSSESSION OR USE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (c) WHETHER THE USE OR OPERATION OF THE PROPERTY COMPLIES WITH ANY AND ALL LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER REGULATORY BODY. PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED HEREIN AND EXCEPT FOR ANY WARRANTY OF TITLE CONTAINED IN THE DEED TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE
DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SPECIFIED IN ANY WRITTEN INSTRUMENT DELIVERED BY SELLER TO PURCHASER, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

     FURTHER, AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS CONTRACT, SELLER HAS MADE AND MAKES NO REPRESENTATION, WARRANTY OR GUARANTY, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE (INCLUDING, WITHOUT LIMITATION, ASBESTOS) AND SHALL HAVE NO LIABILITY TO PURCHASER THEREFOR. WITHOUT LIMITATION OF THE PRECEDING SENTENCE, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR GUARANTY REGARDING THE ACCURACY OF ANY ENVIRONMENTAL REPORTS WHICH MAY BE INCLUDED WITHIN THE SUBMISSION MATTERS. BY ACCEPTANCE OF THIS CONTRACT AND THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF ANY SUCH SUBSTANCES OR MATERIALS.

      PURCHASER, AND ANYONE CLAIMING, BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES, DISCHARGES, AND HOLDS HARMLESS SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, PARTNERS, REPRESENTATIVES AND AGENTS, AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSION, OR OTHER CONDITIONS AFFECTING THE PROPERTY; PROVIDED, THAT THIS SHALL NOT RELEASE SELLER FROM CLAIMS ARISING, IF ANY, AS A RESULT OF ANY WRITTEN REPRESENTATION OR WARRANTY OF SELLER BEING FALSE WHEN MADE. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER SHALL BE BINDING UPON PURCHASER, ITS PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS.

     PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT SELLER HAS ADVISED PURCHASER OF DEFERRED MAINTENANCE ON THE ROOF OF THE PROPERTY AND THAT THE ROOF MAY NEED REPAIRS AND/OR MAY NEED TO BE REPLACED.

     THE PROVISIONS OF THIS SECTION 6.3 (INCLUDING, WITHOUT LIMITATION, THE WAIVER AND RELEASE OF CLAIMS CONTAINED HEREIN) SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS CONTRACT.

     6.4 No Reliance on Documents. Except as expressly stated herein or in any written instrument delivered by Seller to Purchaser in connection herewith, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (including, without limitation, the Submission Matters) delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information (including, without limitation, the Submission Matters) delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

     6.5 Effect and Survival of Disclaimers. Seller has informed and hereby does inform Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VI. Seller and Purchaser agree that the provisions of Sections 6.3, 6.4 and 6.5 shall survive Closing.

                                 ARTICLE VII.

                   CONDITIONS PRECEDENT TO PURCHASER'S AND
                             SELLER'S PERFORMANCE

     7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Agreement to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

          (a) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date;

          (b) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract; and

          (c) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing.

     7.2 Conditions to Seller's Obligations. Seller's obligation under this Agreement to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

          (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date; and

          (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b) and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing.

                                ARTICLE VIII.

                                   CLOSING

     8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company (it being contemplated that the Closing will occur by the delivery of Closing documents into escrow with the Title Company) on the seventy-fifth (75th) day after the Effective Date, or at such earlier date and time as Purchaser and Seller may mutually agree (the "Closing Date").

     8.2    Items to be Delivered at the Closing.

          (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to the Title Company for recording or delivery to Purchaser, as applicable, each of the following items:

               (i) A standard form ALTA Owner Policy of Title Insurance dated no earlier than the date of the filing of the deed described in
          Section 8.2(a)(ii) hereof, issued by the Title Company, and insuring Purchaser's title in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy").

               (ii) A Grant, Bargain, Sale Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B and made a part hereof for all purposes (with such reasonable changes thereto as may be required by the Title Company in order to comply with the laws of the State of Nevada) sufficient to convey to Purchaser good and indefeasible title to the Property free and clear of all liens and encumbrances except for the Permitted Exceptions.

               (iii) An Assignment and Assumption of Leases (the "Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C and made a part hereof for all purposes.

               (iv) A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D and made a part hereof for all purposes.

               (vi) All original Tenant Leases that are in Seller's possession together with letters addressed to the Tenants of the Property (the "Notice Letters") in the form attached hereto as Exhibit F and made a part hereof for all purposes, or in such other form as may be mutually agreed upon by Seller and Purchaser.

               (vii) Original counterparts of all service contracts that are in Seller's possession and which are to be assumed by Purchaser.

               (viii) A Non-Foreign Affidavit in the form attached hereto as Exhibit E and made a part hereof for all purposes.

               (ix) All amounts owing to Purchaser by Seller under Article IX hereof.

               (x) Evidence satisfactory to Purchaser and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

               (xi) A rent roll prepared with respect to the Property in the form normally prepared by Seller which shall be certified (subject to qualification with respect to the Tenant Lease with Action Movers as described in Section 5.3(b) hereof), to Seller's current actual knowledge, as being true and correct in all material respects as of a date not more than five (5) business days prior to Closing.

               (xii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     (b) Purchaser. At the Closing, Purchaser shall deliver to the Title Company, for recording or delivery to Seller, as applicable, each of the following items:

               (i)      The Purchase Price in Current Funds.

               (ii) The Assignment of Leases, duly executed and acknowledged by Purchaser.

               (iii)     The Bill of Sale, duly executed by Purchaser.
               (iv) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

               (v) Evidence satisfactory to Seller and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

               (vi) The Notice Letters duly executed by Purchaser.

               (vii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     8.3 Costs of Closing. The escrow fees of the Title Company shall be paid equally by Seller and Purchaser. The premium for the Title Policy shall be payable by Seller. Except as otherwise provided herein, all recording costs documentary stamp taxes, deed taxes, transfer and conveyance taxes, and other costs related to the sale of the property hereunder shall be divided between the Purchaser and Seller in accordance with local practice in Clark County, Nevada. Any costs, including, without limitation, recording costs, loan fees and attorneys' fees, relating to the Purchase Loan or any other financing obtained by the Purchaser for the purchase of the Property, and/or any documentary stamp taxes, deed taxes, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments incurred in connection with any such financing shall be borne and paid exclusively by Purchaser. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys' fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring same, unless otherwise expressly provided in this Contract.

     8.4 Prorations. All normal and customarily proratable items, including, without limitation, rents, operating expenses and leasing commissions, other expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied Deposits under Tenant Leases, if any, shall be transferred by Seller to Purchaser at the Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or install-ments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing. The proration shall be final and unadjustable except as provided in the following paragraph. The provisions of this Section 8.4 shall survive the Closing.

     If any of the items subject to proration under the foregoing provisions of this Section 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one hundred twenty (120) days after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto
(i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

     8.5 Possession and Closing. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property.

     8.6  Delinquent Rent.

          (a) Application of Delinquent Rent. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to the period of time before the Closing Date, and (B) second, to the period of time on or after the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. The provisions of this Section 8.6(a) shall survive the Closing.

          (b) Collection of Delinquent Rent. After the Closing, Seller shall continue to have the right, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant, and the delivery of the Assignment of Leases shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller. The provisions of this
     Section 8.6(b) shall survive the Closing.

                                 ARTICLE IX.

                           CONDEMNATION OR CASUALTY

     9.1    Condemnation.

          (a) In the event that all or any substantial portion of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any portion of the Property, prior to Closing, either party may elect to terminate this Contract by written notice thereof to the other party within ten (10) days after (i) in the case of Seller, Seller becomes aware of such condemnation, taking or deed in lieu, or institution of any such condemnation proceeding, or (ii) in the case of Purchaser, Seller notifies Purchaser of the condemnation, taking or deed in lieu or institution of such condemnation proceeding. If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.1(b) hereof, at its option deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof or assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price.

          (b) For the purpose of this Section 9.1(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $75,000.00. Notwithstanding anything to the contrary contained in Section 9.1(a), if neither party has timely elected to terminate in accordance with Section 9.1(a), and if the proceeds payable with respect to the Property as a result of condemnation exceed the Purchase Price for the Property, the portion of such proceeds in excess of the Purchase Price shall be paid to Seller (in addition to the Purchase Price) at the Closing. The foregoing provision shall survive the Closing.

     9.2    Casualty.

          (a) In the event that all or any substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, either party may terminate this Contract by written notice thereof to the other party within ten (10) days after (i) in the case of Seller, Seller becomes aware of such casualty, or (ii) in the case of Purchaser, Seller notifies Purchaser of the casualty. If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.2(b) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property) and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and there shall be no reduction in the Purchase Price. In the event less than a substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this Section 9.2(a).

          (b) For the purposes of Section 9.2(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $75,000.00. Notwithstanding anything in Section 9.2(a) to the contrary, if neither party has timely elected to terminate in accordance with Section 9.2(a), and if the proceeds payable with respect to the Property as a result of casualty exceed the Purchase Price for the Property, the portion of such proceeds in excess of the Purchase Price shall be paid to Seller (in addition to the Purchase Price) at the Closing. The foregoing provision shall survive the Closing.

                                  ARTICLE X.

                            DEFAULTS AND REMEDIES

     10.1 Default by Purchaser. If Seller shall not be in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly set forth in Section 4.4, Section 5.2 or Article IX hereof or other than due to a failure of a condition precedent to Purchaser's obligation to close as set forth in Section 7.1 hereof, Seller shall, as its sole and exclusive remedy, terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Seller shall be entitled to receive or retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this Section to the contrary, in the event of any other default by Purchaser under this Contract, including, without limitation, breach of any covenant, representation or indemnity, which survives the Closing or termination of this Contract, Seller shall have any and all rights and remedies available at law or in equity by reason of such default.

     10.2 Default by Seller. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligation to close as set forth in Section 7.2 hereof, Purchaser may, at Purchaser's sole option, as its sole and exclusive remedies, either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract against Seller. In no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit.

     10.3 Attorneys' Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees.

                                 ARTICLE XI.

                            BROKERAGE COMMISSIONS

     11.1 Brokerage Commission. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property except The Industrial Property Group, Inc. and Paul Callister (collectively the "Brokers"). Seller hereby agrees to pay at Closing commissions due to the Brokers in the amount of (2%) of the Purchase Price to each of the Industrial Property Group, Inc. and Paul Callister; provided, however, that Seller's obligation to pay, and Brokers' right to receive, this commission or any other amount with respect to this Contract or the Property is expressly conditioned upon Closing the sale of the Property and Seller's receipt of the Purchase Price under this Contract.
Brokers shall have no right to receive these commissions or any other amount with respect to this Contract or the Property unless and until Closing shall be final and fully consummated and Seller shall have received the Purchase Price as provided in this Contract. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller. Purchaser agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Seller by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the Closing.

     Purchaser hereby acknowledges that at the time of the execution of this Contract, Purchaser is advised by this writing that Purchaser should have an abstract covering the Property examined by an attorney of Purchaser's own selection, or that Purchaser should be furnished with or obtain an owner policy of title insurance.

                                 ARTICLE XII

                OPERATION OF THE PROPERTY PRIOR TO THE CLOSING

       Between the Effective Date and the Closing Date, Seller shall (a) lease, operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof (provided, however, that without the prior consent of Purchaser, (i) Seller shall not enter into any service contract that cannot be terminated with thirty (30) days notice, and
(ii) after the Inspection Period, Seller shall not enter into any Tenant Lease at less than the then prevailing market rates); and (b) advise Purchaser of the commencement of any litigation, condemnation or other judicial or administrative proceedings affecting the Property of which Seller has current actual knowledge.

                                ARTICLE XIII.

                                MISCELLANEOUS

     13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission with confirmation of receipt to the party sending same, if a copy is deposited in the United States Mail as provided in 13.1(a) above. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

   If to Seller:    Angeles Income Properties, Ltd. 6
                    One Insignia Financial Plaza
                    P.O. Box 1089
                    Greenville, South Carolina 29602
                    Attention:  Kenneth A. Cobler
                    Facsimile No.:  864/239-1066
                    Telephone No.: 864/239-1025

   With a copy to:  Liechty & McGinnis, P.C.
                    10440 North Central Expressway, Suite 1100
                    Dallas, Texas 75231
                    Attention:  Lorne O. Liechty, Esq.
                    Facsimile No.:  214/265-0615
                    Telephone No.:  214/265-0008

   If to Purchaser: Paul Callister
                    1928 Rock Springs Drive
                    Las Vegas, Nevada 89119
                    Facsimile No.: 702/656-3885
                    Telephone No.: 702/656-3884

   If to Title
     Company:       United Title of Nevada
                    3930 Howard Hughes Parkway, Suite 130
                    Las Vegas, Nevada 89109
                    Attention: Dorothy Sweet
                    Facsimile No.:  702/894-9725
                    Telephone No.:  702/252-5177

     13.2 GOVERNING LAW. THIS CONTRACT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEVADA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

     13.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     13.4 Parties Bound. Subject to the provisions of Section 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

     13.5 Assignment. This Contract may not be assigned in whole or in part by Purchaser without the prior written consent of Seller; provided, that Purchaser may assign this Contract to an entity owned and controlled by Purchaser. Any assignment of this Contract by Purchaser other than as provided foregoing shall, at Seller's option, be null and void and of no effect. In the event of an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligations hereunder.

     13.6 Headings. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

     13.7 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Grant, Bargain, Sale Deed by Seller to Purchaser.

     13.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

     13.9 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

     13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

     13.11 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

     13.12 Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty from the date this Contract is fully executed up to the time of delivering the Grant, Bargain, Sale Deed transferring title to the Property to the Purchaser will be on the Seller and, thereafter, will be on the Purchaser.

     13.13 Effective Date. As used herein, the term "Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialed by Purchaser and Seller.

     13.14 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or a time period shall expire on the next succeeding business day.

     13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

     13.16 Tax Free Exchange. Purchaser and Seller agree that, at Purchaser's sole election, this transaction shall be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations and proposed regulations thereunder. The parties agree that if Purchaser wishes to make such election, it must give notice thereof to Seller not less than ten (10) days prior to the date of Closing. If Purchaser so elects, Seller shall reasonably cooperate with Purchaser, provided any such exchange is consummated pursuant to an agreement that is mutually acceptable to Purchaser and Seller and which shall be executed and delivered on or before the date of Closing. Purchaser shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold Seller harmless for, from and against any and all liability, claims damages, expenses (including, without limitation, reasonable attorneys' fees), taxes, fees, proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such Section 1031 exchange that would not have been incurred by Seller if the transaction did not involve a Section 1031 exchange. The provisions of the immediately preceding sentence shall survive Closing and the transfer of title to the Property to Purchaser. Any Section 1031 exchange shall be consummated in such a manner that Seller shall not be required to acquire title to any real property in connection therewith.

     13.17 Licensed Real Estate Broker. Purchaser hereby advises Seller that Paul Callister is a licensed real estate broker in the State of Nevada and that he is acting on his own behalf and is not acting as broker or representative of Seller. The Industrial Property Group Inc. is the representative of Seller only, and does not represent the Purchaser.

     IN WITNESS WHEREOF, the undersigned have executed this Contract effective as of the Effective Date.

                             SELLER:

                             ANGELES INCOME PROPERTIES, LTD. 6,
                             a California limited partnership

                             By:Angeles Realty Corp. II,
                                its general partner


                             By:/s/ Robert D. Long, Jr.
                                Its:Vice President

                             Dated:____________________


                             PURCHASER:

                             /s/ Paul Callister
                             Paul Callister

                             Dated:  June 24, 1997

                                  EXHIBIT C

                     ASSIGNMENT AND ASSUMPTION OF LEASES

STATE OF   Nevada        '
                         '    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF Clark          '

     That, Angeles Income Properties. Ltd, 6 , a California limited partnership ("Assignor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, to Assignor in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, hereby transfers, assigns and sets over unto Paul Callister and Karen Callister, husband and wife as joint tenants as to an undivided 25% interest; Douglas Heber Albright and Margaret H. Albright, husband and wife as joint tenants as to an undivided 25% interest; Paul C. Willet, a married man as his sole and separate property as to an undivided 16.67% interest; Gregory Albright and Jennifer Albright, husband and wife as joint tenants as to an undivided 16.66% interest; and Mark Nagle, a married man as his sole and separate property as to an undivided 16.67% interest, (collectively "Assignee" whether one or more), all of the right, title and interest of Assignor in and to all leases of, and security deposits and prepaid rents relating to space in (together, the "Leases") the real property described on Exhibit A, attached hereto and made a part hereof for all purposes.

     TO HAVE AND TO HOLD the Leases, together with any and all of the rights and appurtenances thereto in anywise belonging to Assignor (excluding the right to receive rents paid under the Leases and which accrued before the date of this Assignment), unto Assignee and Assignee's successors and assigns forever, and Assignor does hereby bind Assignor and Assignor's legal representatives and successors, to WARRANT AND FOREVER DEFEND all and singular the Leases unto Assignee and Assignee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

     In consideration of the foregoing assignment, Assignee hereby assumes, and agrees to perform all of the obligations of Assignor under the Leases, including, but not limited to, the obligation to refund any security deposits and the payment of any deferred leasing commissions that become payable after the date of this Assignment with respect to any of the Leases, and indemnifies Assignor and holds Assignor harmless from all loss, cost, liability and expense arising out of or in connection with the Leases to the extent the same arises on or after the date hereof. Assignee takes the Leases subject to any existing defaults thereunder, but, to the extent required by that certain Contract of Sale dated July 1, 1997, between Assignor and Assignee, shall pay to Assignor monies collected from tenants who owe delinquent rents that have accrued as of the date of this Assignment until all of such delinquent rents have been paid. Assignor hereby agrees to indemnify and hold Assignee harmless from all loss, cost, liability and expense arising out of or in connection with the Leases to the extent the same arises prior to the date hereof.

     EXECUTED effective as of this 6th day of October, 1997.

                          ASSIGNOR:

                          ANGELES INCOME PROPERTIES, LTD. 6,
                          a California limited partnership

                          By: Angeles Realty Corporation II,
                              its general partner

                          By: /s/ Robert D. Long, Jr.
                              Its: Vice President

                          Dated: October 6, 1997

Dated: October 6, 1997
                          ASSIGNEE:

                          /s/ Paul Callister
                          Paul Callister

                          /s/ Karen Callister
                          Karen Callister

                          /s/ Douglas Heber Albright
                          Douglas Heber Albright

                          /s/ Margaret H. Albright
                          Margaret H. Albright

                          /s/ Paul C. Willet
                          Paul C. Willet

                          /s/ Gregory Albright
                          Gregory Albright

                          /s/ Jennifer Albright
                          Jennifer Albright

                          /s/ Mark Nagle
                          Mark Nagle

STATE OF  South Carolina '
                         '
COUNTY OF Greenville     '

     This instrument was acknowledged before me on this _____ day of September, 1997, by Robert D. Long, Jr., Vice President of Angeles Realty Corporation II, a California corporation, acting in its capacity as general partner of Angeles Income Properties, Ltd. 6, a California limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said partnership.

                          /s/ Yvonne F. Owens
                          Notary Public, State of South Carolina

My Commission Expires:
 November 22, 2006        /s/ Yvonne F. Owens
                          Printed Name of Notary Public




STATE OF Nevada          '
                         '
COUNTY OF Clark          '

     This instrument was acknowledged before me on this 1st day of October, 1997, by Paul Callister, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                               /s/ Jenna Hajewski
                               Notary Public, State of Nevada

My Commission Expires:
December 01, 2000              /s/ Jenna Hajweski
                               Printed Name of Notary Public
STATE OF Nevada          '
                         '
COUNTY OF Clark          '

     This instrument was acknowledged before me on this 1st day of October, 1997, by Karen Callister, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                               /s/ Jenna Hajewski
                               Notary Public, State of Nevada

My Commission Expires:
December 01, 2000              /s/ Jenna Hajweski
                               Printed Name of Notary Public
STATE OF Nevada          '
                         '
COUNTY OF Clark          '

     This instrument was acknowledged before me on this 1st day of October, 1997, by Douglas Heber Albright, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                              /s/ Jenna Hajewski
                              Notary Public, State of Nevada

My Commission Expires:
December 01, 2000             /s/ Jenna Hajweski
                              Printed Name of Notary Public
STATE OF Nevada          '
                         '
COUNTY OF Clark          '

     This instrument was acknowledged before me on this 1st day of October, 1997, by Margaret H. Albright, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                              /s/ Jenna Hajewski
                              Notary Public, State of Nevada

My Commission Expires:
December 01, 2000             /s/ Jenna Hajweski
                              Printed Name of Notary Public

STATE OF Nevada          '
                         '
COUNTY OF Clark          '

     This instrument was acknowledged before me on this 1st day of October, 1997, by Paul C. Willet, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                              /s/ Jenna Hajewski
                              Notary Public, State of Nevada

My Commission Expires:
December 01, 2000             /s/ Jenna Hajweski
                              Printed Name of Notary Public
STATE OF Nevada          '
                         '
COUNTY OF Clark          '

     This instrument was acknowledged before me on this 1st day of October, 1997, by Gregory Albright, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                               /s/ Jenna Hajewski
                               Notary Public, State of Nevada

My Commission Expires:
December 01, 2000              /s/ Jenna Hajweski
                               Printed Name of Notary Public

STATE OF Nevada          '
                         '
COUNTY OF Clark          '

     This instrument was acknowledged before me on this 1st day of October, 1997, by Jennifer Albright, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                             /s/ Jenna Hajewski
                             Notary Public, State of Nevada

My Commission Expires:
December 01, 2000            /s/ Jenna Hajweski
                             Printed Name of Notary Public
STATE OF Florida         '
                         '
COUNTY OF Orange         '

     This instrument was acknowledged before me on this 3rd day of September, 1997, by Mark Nagel, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                              /s/ Melissa D. Phillips
                              Notary Public, State of Florida

My Commission Expires:
July 08, 2000                 /s/ Melissa D. Phillips
                              Printed Name of Notary Public

                                   EXHIBIT A

                             PROPERTY DESCRIPTION



PARCEL ONE (1):

THE EAST HALF (E 1/2) OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF
SECTION 32, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M.

EXCEPTING THEREFROM THE NORTH 30.00 FEET FOR ROAD AND INCIDENTAL PURPOSES CONVEYED TO THE COUNTY OF CLARK BY DEED RECORDED APRIL 21, 1980 AS DOCUMENT NO 1175339 IN BOOK 1216, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THE WEST HALF (W 1/2) OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF
SECTION 32, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M.

EXCEPTING THEREFROM THE NORTH 30.00 FEET FOR ROAD AND INCIDENTAL PURPOSES CONVEYED TO THE COUNTY OF CLARK BY DEED RECORDED APRIL 21, 1980 AS DOCUMENT NO. 1175339 IN BOOK 1216, OFFICIAL RECORDS, CLARK COUNTY NEVADA.


                                  EXHIBIT D

               BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

STATE OF Nevada          '
                         '    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF Clark          '

     By a Grant, Bargain, Sale Deed (the "Deed") of even date with the date hereof, Angeles Income Properties, Ltd. 6, a California limited partnership ("Seller"), conveyed to Paul Callister and Karen Callister, husband and wife as joint tenants as to an undivided 25% interest; Douglas Heber Albright and Margaret H. Albright, husband and wife as joint tenants as to an undivided 25% interest; Paul C. Willet, a married man as his sole and separate property as to an undivided 16.67% interest; Gregory Albright and Jennifer Albright, husband and wife as joint tenants as to an undivided 16.66% interest; and Mark Nagle, a married man as his sole and separate property as to an undivided 16.67% interest, (collectively, "Purchaser" whether one or more), the real property (the "Real Property") described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements located thereon.

     As consideration for (a) the conveyance of the Real Property, (b) the conveyance of the personal property described herein, and (c) the assignments contained herein, Purchaser has paid the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to the Seller.

     NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly acknowledged:

     1. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER and DELIVER unto the Purchaser, all of Seller's right, title and interest in and to all items of tangible personal property located on or attached to the Real Property including, without limitation, all items of personal property described on Exhibit A hereto (all of the property described in this paragraph 1 is hereinafter referred to as the "Personal Property") (the Real Property and Personal Property sometimes collectively referred to herein as the "Property").

     2. The Seller has ASSIGNED, TRANSFERRED and SET-OVER, and by these presents does ASSIGN, TRANSFER and SET-OVER unto the Purchaser (to the extent they are assignable) all of its right, title and interest in and to all service contracts listed on Exhibit A hereto, all bonds, warranties and guaranties in Seller's possession which relate to the Real Property or Personal Property.

     PURCHASER ACCEPTS THE PROPERTY DESCRIBED IN THIS DOCUMENT (THE "PROPERTY"), AND ACKNOWLEDGES THAT THE CONVEYANCE OF THE PROPERTY TO PURCHASER IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE CONTRACT OF SALE BETWEEN SELLER AND PURCHASER DATED JULY 1, 1997_, OR ANY DOCUMENTS DELIVERED PURSUANT THERETO, SELLER MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW WITH RESPECT TO THE PROPERTY REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED DELIVERED TO PURCHASER), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY.

     Purchaser hereby assumes and agrees to perform from the effective date hereof forward all of the covenants and obligations contained in the contracts assigned hereunder (to the extent such contracts are listed on Exhibit A hereto) which are to be performed by Seller and hereby indemnifies Seller and agrees to hold Seller harmless from and against all liability, cost, loss, damage or expense, including reasonable attorneys' fees, suffered or incurred by Seller as a result of any alleged failure of Purchaser to perform such covenants or obligations.

     This Blanket Conveyance, Bill of Sale and Assignment is binding and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

     TO HAVE AND TO HOLD the Property unto Purchaser, its successors and assigns forever, and Seller does hereby bind itself, its successors and assigns, to forever WARRANT AND DEFEND the title to the Property unto Purchaser, its successors and assigns, against any person whomsoever lawfully claiming, or to claim the same or any part thereof, by, through or under Seller, but not otherwise.

     EXECUTED effective as of the 6th day of October, 1997.

                         SELLER:

                         ANGELES INCOME PROPERTIES, LTD. 6
                         a California limited partnership

                         By:  Angeles Realty Corporation II,
                              its general partner

                         By:  /s/ Robert D. Long, Jr.
                                 Its:Vice President

                         Dated: October 6, 1997



                              PURCHASER:
Dated: October 6, 1997
                          /s/ Paul Callister
                          Paul Callister

                          /s/ Karen Callister
                          Karen Callister

                          /s/ Douglas Heber Albright
                          Douglas Heber Albright

                          /s/ Margaret H. Albright
                          Margaret H. Albright

                          /s/ Paul C. Willet
                          Paul C. Willet

                          /s/ Gregory Albright
                          Gregory Albright

                          /s/ Jennifer Albright
                          Jennifer Albright

                          /s/ Mark Nagle
                          Mark Nagle

                                  EXHIBIT A


                             PROPERTY DESCRIPTION

PARCEL ONE (1):

THE EAST HALF (E 1/2) OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF
SECTION 32, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M.

EXCEPTING THEREFROM THE NORTH 30.00 FEET FOR ROAD AND INCIDENTAL PURPOSES CONVEYED TO THE COUNTY OF CLARK BY DEED RECORDED APRIL 21, 1980 AS DOCUMENT NO 1175339 IN BOOK 1216, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

PARCEL TWO (2):

THE WEST HALF (W 1/2) OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF
SECTION 32, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M.

EXCEPTING THEREFROM THE NORTH 30.00 FEET FOR ROAD AND INCIDENTAL PURPOSES CONVEYED TO THE COUNTY OF CLARK BY DEED RECORDED APRIL 21, 1980 AS DOCUMENT NO. 1175339 IN BOOK 1216, OFFICIAL RECORDS, CLARK COUNTY NEVADA.